Exhibit 99.1

PROS Expands Board with Two New Independent Directors

Houston, Texas — July 27, 2007 — PROS Holdings, Inc. (NYSE: PRO), a leader in pricing and revenue optimization software, today announced that two new independent directors, Timothy V. Williams and Greg B. Petersen, have been appointed to the Company’s Board of Directors. With the addition of these directors, PROS’ Board has been expanded to seven directors, three of whom are independent.

“We are pleased to welcome these directors to PROS’ Board,” said Bert Winemiller, Chairman of the PROS Board of Directors. “Tim and Greg’s experience as software company executives, including their leadership of public company finance organizations, will add significant value to the PROS Board of Directors and to our stockholders in their role as independent directors.”

Biography of Timothy V. Williams

Mr. Williams serves as Senior Vice President and Chief Financial Officer of Blackbaud, a provider of software and services to non-profit organizations, and has held this role since 2001. From 1994 to 2001, he served as Executive Vice President and Chief Financial Officer of Mynd (now a subsidiary of Computer Sciences Corporation), a provider of software and services to the insurance industry. Prior to that, Mr. Williams worked at Holiday Inn, most recently as Executive Vice President and Chief Financial Officer. Mr. Williams holds a BA from the University of Northern Iowa.

Biography of Greg B. Petersen

Mr. Petersen is currently a private investor. Previously, Mr. Petersen served as Executive Vice President from 2005 to January 2007 and as Senior Vice President and Chief Financial Officer from 2001 to 2005 of Activant Solutions, a provider of business management solutions to retail and wholesale distribution businesses. From 2000 until 2001, Mr. Petersen served as Vice President of Finance of Trilogy Software, a provider of enterprise software and business services, and as its Treasurer from 1999 until 2000. From 1997 to 1999, Mr. Petersen was Senior Vice President of Planning and Business Development of RailTex, a shortline and regional rail service provider. From 1989 to 1997, Mr. Petersen held various finance and strategy positions at American Airlines, most recently as managing director of corporate development. Mr. Petersen holds a BA in economics from Boston College and an MBA from the Fuqua School of Business at Duke University.

About PROS

PROS Holdings, Inc. (NYSE: PRO) is a leading provider of pricing and revenue optimization software products, specializing in price analytics, price execution and price optimization. By using PROS’ software products, companies gain insight into their pricing strategies, identify pricing-based profit leaks, optimize their pricing decision making and improve their business processes and financial performance. PROS’ software products implement advanced pricing science, which includes operations research, forecasting and statistics. PROS’ high performance software architecture supports real-time high volume transaction processing and allows PROS to handle the processing and database requirements of the most sophisticated and largest customers, including customers with 100s of simultaneous users and sub-second electronic transactions. PROS also provides a range of services that include analyzing a company’s current pricing processes and implementing software products to improve pricing performance. PROS has implemented over 200 solutions across a range of industries in more than 40 countries.

Founded in 1985, PROS is headquartered in Houston, Texas. Today, PROS has over 300 employees, more than 100 with advanced degrees and 20 with Ph.D.s. To learn more about PROS, please visit www.prospricing.com.

Forward-looking Statements

These forward-looking statements, which are subject to risks, uncertainties and assumptions about us, include, among other things, our anticipation that our new directors will add significant value to our Board of Directors and to our stockholders in their role as independent directors. These statements are only predictions based on our current expectations and projections about future events. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future contributions to be made by these directors. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our expectations to differ materially from those expressed or implied by the forward- looking statements.  PROS Holdings, Inc. disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contact:

PROS Corporate Communications

CorpComm@prospricing.com

(713) 335-5197

Investor Contact:
PROS Investor Relations

IR@prospricing.com

(713) 335-5879